Exhibit 10.1

AMENDMENT NO. 2 TO HUMAN SERUM ALBUMIN INGREDIENT PURCHASE AND SALE AGREEMENT

This Amendment (this “Amendment”) No. 2 to the Human Serum Albumin Ingredient Purchase and Sale Agreement is made and entered into as of October 8, 2015 by and between Octapharma USA, Inc., a Virginia corporation (“Supplier”), and Ampio Pharmaceuticals, Inc., a Delaware corporation (“Customer”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement (as defined below).

RECITALS

WHEREAS, Customer and Supplier previously entered into that certain Human Serum Albumin Ingredient Purchase and Sale Agreement dated October 10, 2013 and an Amendment thereto dated February 27, 2015 (together, the “Original Agreement”); and

WHEREAS, Customer and Supplier desire to amend the Original Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendments to the Original Agreement.

a.	Customer and Supplier hereby agree that, notwithstanding anything to the contrary in the Original Agreement, (i) from the date of this Amendment through December 31, 2016, Customer shall have no obligation to purchase any Products and (ii) Supplier forgives any shortfalls in Customer’s minimum purchase commitments prior to the date of this Amendment and customers purchase commitment will extend until Dec 31, 2019 to account for shortfall in 2016.

b.	Unless agreed upon by Octapharma due to further delay in customer’s product approval beyond Dec 31, 2016, Octapharma reserves the right to legally enforce the terms of this contract going forward until Dec 31, 2019. Octapharma also reserves the right to increase pricing no more than 5% of current contracted per bottle price beginning in 2017 to account for increased production costs. The increase will be a one-time increase.

c.	The address of Customer in Section 6.2 of the Original Agreement is hereby deleted and replaced with the following: “373 Inverness Parkway, Suite 200, Englewood, CO 80112”.

2.	Miscellaneous.

a. Except as effected by this Amendment, the terms and provisions of the Original Agreement shall remain unchanged and in full force and effect.

b. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

c. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

d. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

e. The Original Agreement, as modified by this Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 to the Human Serum Albumin Ingredient Purchase and Sale Agreement as of the date first written above.

CUSTOMER:

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer

SUPPLIER:

OCTAPHARMA USA, INC.

By:	/s/ Flemming Nielsen
	Name:	Flemming Nielsen
	Title:	President

AUTHORIZED DISTRIBUTOR:

NOVA BIOLOGICS, INC.

By:	/s/ Michael Crowley, Sr.
	Name:	Michael Crowley, Sr.
	Title:	President & CEO